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                              EMPLOYMENT AGREEMENT

     AGREEMENT, made this 2nd day of January, 1997, by and between ALL COMMUNICATIONS CORPORATION, a duly organized and existing New Jersey corporation having a usual place of business in 1450 RT. 22 Mountainside, New Jersey, (hereinafter called the 'Company'), and RICHARD A. REISS of 10 Timber Acres Road, Springfield, New Jersey (hereinafter called 'Employee').

     Witnesseth: 1. EMPLOYMENT AND DUTIES. The Company hereby employs the said Employee in the capacity of President and Chief Executive Officer and to perform such other duties consistent with his executive status, as may be determined and assigned to him by the Board of Directors of the Company.

     2. PERFORMANCE. The Employee agrees to devote all of his time and efforts to the performance of his duties as Chief Executive Officer of the Company and to the performance of such other duties consistent with his executive status as are assigned to him from time to time by the Board of Directors of the Company.

     3. TERM. Except in the case of earlier termination, as hereinafter specifically provided, the term of this contract shall be for five (5) years, commencing on January 1, 1997.

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     4. COMPENSATION. For  all the services  to be rendered  by Employee in  any capacity hereunder including services as Chief Executive Officer, Director or any other duties assigned to him by the Board of Directors of the Company, the Company agrees to pay Employee for the five year term of this contract as follows:

          (a) $138,000.00 for the first year;

          (b) $175,000.00 for the second year;

          (c) $210,000.00 for the third year; and

          (d) Such compensation for the fourth and fifth year as recommended by the Compensation Committee of the Board of Directors and approved by the Board of Directors, but in no event less than $210,000.00 per annum.

     5. STOCK OPTION. Employee is granted an option under the Company's Qualified Stock Option Plan for 100,000 shares of the Company's common stock. 25,974 of such shares shall be deemed an incentive option, exercisable at $3.85 per share and 74,026 of such shares shall be deemed a non-qualified option exercisable at $3.50.

     6. INSURANCE. The Company, at its expense, shall provide Employee with family coverage in a quality medical and hospitalization insurance program. The Company, at its expense, shall also provide Employee with disability income insurance protection and any group life insurance that is provided for any

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other  executive of  the Company.  In addition the  Company shall  secure a life insurance policy in the amount of $1,000,000.00 payable to Employee's designated beneficiary or his estate.

     7. PENSIONS AND PROFIT SHARING. The Company shall include Employee in all Company pension and profit-sharing plans in a comparable manner as provided for its other executives.

     8. MISCELLANEOUS BENEFITS. The Company agrees to provide Employee with the following benefits at its sole expense:

          (a) A luxury automobile and all expenses including insurance, state property taxes and maintenance.

          (b) Dues and program costs for all business related

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organization  memberships and  clubs and continuing  educational programs deemed reasonably necessary by Employee.

          (c) Four weeks of paid vacation per calendar year.

          (d)  All  expenses,  including  meals,  lodging,  transportation   and
     miscellaneous, for business and related travel. The Company agrees to reimburse the Employee for said travel expenses upon written request.

          (e) Disability benefits, as set forth in paragraph 15(c).

     9. NON DISCLOSURE. Employee covenants and agrees with the Company that he will not either during the term of his employment, or at any time thereafter, disclose to anyone any confidential information concerning the business or affairs of the Company, except as authorized by the Board of Directors or if otherwise privileged.

     10. NON-COMPETE. The Employee acknowledges that his services and responsibilities are of particular significance to the Company and that his position with the Company does and will continue to give him an intimate knowledge of its business. Because of this, it is important to the Company that the Employee be restricted from competing with the Company in the event of the termination of his

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employment. Therefore, the Employee agrees that he shall not compete directly or indirectly with the Company or its business for a period of one (1) year anywhere in the United States.

     11. Conflict of Interest. Employee represents and warrants to Company that he is not now under any obligation of a contractual or other nature to any person, firm or corporation which is inconsistent or in conflict with this agreement or which would prevent him from performing his obligation hereunder.

     12. ASSIGNMENT. The performance of this agreement shall be nonassignable by either party hereto without the prior written consent of both parties. Any attempted assignment hereof shall in all events be null and void. The rights and obligations of this contract shall inure to and be binding upon the parties and their respective heirs and successors.

     13. WAIVER. The waiver by either party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach of this agreement.

     14. PARTIAL INVALIDITY. Should any part of this contract for any reason be declared invalid, such shall not affect the validity of any remaining portion hereof, which remaining portion shall continue in force and effect as if this contract had been executed with such invalid portion eliminated, and it is hereby declared the

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intention  of the  parties hereof  that they  would have  executed the remaining portion of this contract without including any such part, parts or portion which may for any reason be hereafter declared invalid.

     15. AMENDMENTS AND CHOICE OF FORUM. This agreement supercedes any and all prior written or oral agreements between the Employee and the Company and this agreement may not be changed except by a writing executed by each party hereto. This agreement is executed and delivered in the State of New Jersey and shall be construed and enforced in accordance with the laws and decisions of such state. In the event of any litigation at any time arising hereunder it is specifically agreed among the parties that the venue of such litigation shall be the State of New Jersey and such venue shall be exclusive in all events unless otherwise agreed by the parties.

     16. TERMINATION. This Agreement may be terminated before its normal expiration date as follows:

          (a) By the EMPLOYEE giving of ninety days written notice to EMPLOYER.

          (b)EMPLOYER may terminate this agreement upon written notice to EMPLOYEE for cause, which said cause shall be limited to the following:

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             1) EMPLOYEE's habitual intoxification or drug addiction;

             2)  EMPLOYEE's  being  convicted   of  a  felony  involving   moral
        turpitude;

             3)  A final  adjudication by a  court of  competent jurisdiction of
        EMPLOYEE  being  mentally  incompetent  as  that  term  is  defined   in
        accordance with the statutes of the state of New Jersey; or

             4) For EMPLOYEE's substantial or material breach of loyalty to the EMPLOYER.

          (c) EMPLOYER shall have the right to terminate this Agreement after giving to EMPLOYEE ninety (90) days written notice of its intention to do so, should EMPLOYEE, because of 'total and permanent disability' be unable to perform any duties required of EMPLOYEE hereunder for a period of one hundred twenty (120) consecutive days; the term 'total and permanent disability' shall mean the existence of a permanent mental or physical disability, determined by a physician in accordance with generally accepted medical principles, which renders EMPLOYEE totally unable to perform the

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duties of  EMPLOYEE  under  the  terms  of  this  Agreement.  In  the  event  of termination in accordance with the foregoing, EMPLOYEE shall continue to be entitled to receive from EMPLOYER any and all salaries, bonuses, and benefits for the remainder of the term of this Agreement.

          (d) If EMPLOYER terminates this Agreement for any reason set forth in paragraph 15b above EMPLOYEE shall not be entitled to any compensation provided for herein for any remainder of the term of this Agreement.


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     17. CONTINUED COMPENSATION. In  the event Employee's employment  terminates for any reason other than as provided in paragraph 16b, Company shall be obliged to continue Employee's compensation for the entire balance of the term of this Agreement. In addition company shall be required at Employee's request to purchase from Employee, any or all shares of the Company owned by Employee at the mean market price for the 30 day period prior to termination. In such event Company shall pay Employee 20% of the purchase price in cash on delivery of the shares and issue its secured promissory note to Employee payable in 60 equal monthly installments with interest at the floating prime rate then charged by the Bank of New York or other national bank servicing the Company's accounts. Employee shall be entitled upon such termination to delivery of the insurance policies referred to in paragraph 6.

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     In Witness Whereof,  the parties  hereto have  signed this  agreement as  a sealed instrument in the day and year first above written.


ALL COMMUNICATIONS CORPORATION


By: /S/ J. SCOTT TANSEY
   --------------------
    J. Scott Tansey
    ----------------------------------
                        Vice President



    /S/ RICHARD REISS
    -----------------
        RICHARD REISS






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